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            [LETTERHEAD OF HIRSCH & SILBERSTEIN, P.C. APPEARS HERE]

                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------

        We consent to the use in this Registration Statement of Ajay Sports, Inc. and Subsidiaries on Form S-2 of our report dated March 7, 1995, appearing in the Prospectus, which is part of this Registration Statement. Such report includes an explanatory paragraph relating to Ajay Sports, Inc. and Subsidiaries' ability to continue as a going concern.

  We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ HIRSCH & SILBERSTEIN

Farmington Hills, Michigan

June 12, 1995